UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

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CENTRAL VIRGINIA BANKSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)
2036 New Dorset Road, P. O. Box 39 Powhatan, Virginia (Address of Principal Executive Offices)	23139 (Zip Code)

Registrant’s telephone number, including area code: (804) 403-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 19, 2008, Central Virginia Bankshares, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement, dated December 19, 2008 (the “Proxy Statement”), to be furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on Thursday, January 22, 2009.

At the Special Meeting, the shareholders of the Company will consider and vote upon the adoption of a proposed amendment and restatement of the Company’s Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock. In the Proxy Statement, the Company notes that the authorization to issue preferred stock will enable the Company to participate in the Capital Purchase Program (the “Capital Purchase Program”) established by the United States Treasury pursuant to the Emergency Economic Stabilization Act of 2008. On December 4, 2008, the Company received preliminary approval to participate in the Capital Purchase Program in the amount of $11,385,000, subject to subject to closing conditions, including obtaining shareholder approval to authorize the preferred stock.

On January 20, 2009, the Board passed a resolution that it will not authorize the issuance of any “blank check” preferred stock for defensive or anti-takeover purposes or the implementation of a shareholders rights plan or with features intended specifically to make any attempted acquisition of the Company more difficult or costly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.
(Registrant)

Date: January 20, 2009	By: /s/ Charles F. Catlett, III
Charles F. Catlett, III
Senior Vice President and Chief Financial Officer